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                                 EXHIBIT 99.2

           SONIC FOUNDRY TO ACQUIRE LEADING MEDIA SERVICE PROVIDER--
                              INTERNATIONAL IMAGE

   Combination Will Create One of the Most Comprehensive Solutions Providers
            Helping to Digitize and Manage the World's Media Assets

Wednesday, May 24, 2000

MADISON, WI - Sonic Foundry, Inc. (NASDAQ: SOFO), a leading developer and marketer of Internet software tools, services, and systems, and privately held International Image Services, Inc., one of North America's premier facilitators for managing and digitizing media for the entertainment industry, announced today that they have entered into a letter of intent for Sonic Foundry to acquire International Image in a combined cash, debt, and stock transaction valued at $24 million.

The combination of Sonic Foundry and International Image will offer the world's media marketplace a single source for digitizing and managing their media assets, particularly high-bandwidth, high-definition content, while providing auto formatting of the same media for a wide variety of compressed and encoded formats. The complete service offering will range from traditional media production solutions for the television and film industry, broadband digitization for HDTV, digitization and formatting for the emerging video on demand market, and encoding and digitization for newly emerging streaming and wireless formats. The combined entity will also offer the resources necessary to expand Sonic Foundry's systems and consulting business effort, a business designed to put Sonic Foundry's proprietary production technology in the hands of content creators worldwide. In total, the combined company will have more than 400 employees.

International Image, with facilities in Santa Monica, CA, and Toronto, Canada, provides solutions that facilitate the distribution of content for Traditional Broadcast Channels, Digital TV, Video-On-Demand, and the Internet. Through its Media Asset Management initiative, the Company is also launching services to assist content owners with the transition to data-centric storage and digital delivery of their film, video, and related assets. International Image expects to fulfill worldwide deliveries for over 5,200 hours of new broadcast content for the 1999 - 2000 television season in addition to rendering other services to its clients. International Image's client base includes major Hollywood studios such as MGM, 20th Century Fox, Paramount, and DreamWorks as well as leading independent production companies such as Alliance Atlantis (Canada), Hallmark, Endemol (The Netherlands), Carsey Werner, HBO, and MTV. International Image's audited 1999 revenues were approximately $10MM.

Sonic Foundry has distinguished itself as an industry leader in the convergence of traditional media with various new digital technologies including the Internet. Sonic Foundry's leading-edge suite of software products are designed to create, edit, and deliver audio and video content for a variety of Internet formats. Sonic Foundry's Media Services Division also provides a complete array of value-added services that include broadcast, syndication, webcasting, production, encoding, hosting, and streaming.

"The largest media companies are recognizing that there is a huge opportunity in the digitization and delivery of their content through devices and over new broadcast mediums such as the Internet," said Dan McLellan, president of International Image. "Joining Sonic Foundry will allow us to provide a full suite of technologies and services that is unmatched in the industry."
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"We're thrilled to have International Image join the Sonic Foundry family and believe this will continue to create one of the most vital media and Internet infrastructure companies in existence," said Rimas Buinevicius, chairman and chief executive officer of Sonic Foundry, Inc. "We were truly impressed by the quality, level of service, and sophisticated production technologies being used at International Image and feel we have a common vision for the future of media production and content management. Our customers will now have a single company which can provide total solutions for what has been an extremely fragmented marketplace."

Sonic Foundry's customer base already includes Microsoft, RealNetworks, Intervu, Columbia Records, Capital Records, Disney, Universal, Virgin Records, Atlantic Records, EMI, Sony Music, Launch.com, Sony Pictures Entertainment, New Line Cinema, Columbia/TriStar, Warner Brothers, VH1.com, iFilm, Best Buy, Beyond.com, Navarre, BMG Entertainment, Hewlett Packard, Macromedia, Creative Labs, Matrox, Sony Electronics, and many more.

Sonic Foundry will acquire International Image by issuing 600,000 shares of Sonic Foundry common stock valued at $20 per share, $4MM of short term notes payable, and $8MM in cash in exchange for all outstanding shares of International Image stock. The acquisition, which is expected to close during the third fiscal quarter of 2000, is subject to certain customary closing conditions.


About International Image

Founded in 1974, International Image is one of North America's leading suppliers of technical services to the television program distribution market. The Company provides a variety of solutions that allow conent owners to take full advantage of traditional, new, and emerging distribution channels. With the arrival of the digital revolution, content owners must contend with an assortment of "advanced," "new media," and "high definition" formats. International Image continues to introduce new solutions, including specialized MPEG compression services for Video-On-Demand to C2(R), a unique technology that makes film-originated, video-finished content compatible with numerous digital distribution channels emerging globally.

Over the last two years, International Image has expanded its traditional business to focus on its clients' growing need for electronic, databased distribution. The Company is building the infrastructure to assist entertainment content owners and distributors with the transition to digital storage and delivery of their video assets. Media Asset Management (MAM) technologies and solutions are expected to be an integral component of their business serving the distribution industry for entertainment content.


About Sonic Foundry

Founded in 1991, Sonic Foundry is a leading developer and marketer of digital media and Internet software tools, services, and systems. Sonic Foundry's award-winning products and services are used worldwide for multimedia and Internet applications, music and audio post-production, broadcast production, and digital content creation. Built on the principle of "Create, Edit, and Deliver," Sonic Foundry's products and services offer media consumers everywhere the ability to create and capture media, edit the content, and deliver the information via fixed media channels or electronic distribution. Additional information about Sonic Foundry is available at:

http://www.sonicfoundry.com/news/presscenter.

Sonic Foundry Media Services(TM), a division of Sonic Foundry(R), Inc., offers premium solutions for delivering audio and video content online. The division provides the industry's most powerful

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combination of proprietary technologies incorporating high-end encoding, webcasting, syndication systems, content and digital rights management, and consulting services.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for the Company's products, the Company's ability to succeed in capturing significant revenues from media services, the effect of new competitors in the Company's markets, and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission.


Press Contacts:

Sonic Foundry, Inc.
Dawn Tappy, Corporate Communications Manager
608.280.7495
dawnt@sonicfoundry.com